EXHIBIT 10.12(b)

Minerals Technologies Inc.
Deferred Restricted Stock Unit Agreement

This deferred restricted stock unit grant agreement (the “Agreement”) is made as of the Grant Date (defined below) by and between Minerals Technologies Inc., a Delaware corporation (the “Company”), and the employee (the “Grantee”) named in the deferred restricted stock unit grant notice provided to the Grantee (the “Notice”) and pursuant to the Company’s 2015 Stock Award and Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan.
1. Grant of Deferred Restricted Stock Units. This Agreement evidences the grant to the Employee of deferred restricted stock units (the “DRSUs”), each of which corresponds to one share of the Company’s common stock (the “Shares”) and constitutes an unsecured promise of the Company to pay the Shares contemplated in the Notice and this Agreement.  The DRSUs were granted to the Grantee on the date set forth in the Notice (the “Grant Date”).  As a holder of DRSUs, the Grantee has only the rights of an unsecured creditor of the Company. No Grantee shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the DRSUs until the issuance of the Shares.  The DRSUs are subject to the Plan, the terms of which are incorporated herein by reference and supersede any contrary provisions of this Agreement.
This DRSU grant is contingent on the Grantee’s acceptance of the terms of the grant in the manner and time frame required by the Company. If the Grantee does not affirmatively accept the grant in the required manner and time frame, the DRSUs will be automatically and fully forfeited without further action by Company.
2. Vesting of the DRSUs.  The DRSUs shall vest and become nonforfeitable as to one-third of the total number of DRSUs granted on each of the first three anniversaries of the Grant Date (each a "Vesting Date").  Upon the Grantee’s termination of employment for any reason the unvested portion of the DRSUs shall be forfeited and cancelled.  Notwithstanding the foregoing, if the Grantee engages in certain Forfeiture Events defined in the Plan (generally, competition, violation of confidentiality, and failure to cooperate with the Company), the DRSUs shall be cancelled and forfeited and prior vested awards may be subject to repayment as provided in the Plan.  In addition, if the Grantee violates the terms of a written agreement with the Company or its affiliates or engages in conduct the Company reasonably determines to be detrimental to the Company or its affiliates, the DRSUs shall be immediately cancelled and forfeited upon such determination by the Company.  Further notwithstanding the foregoing or anything else to the contrary in this Agreement, in the event of a Change in Control as defined in the Plan, the DRSUs shall be subject to the vesting as specified in the Plan.
3. Payment or Conversion of the DRSUs. On the Vesting Date, 100% of the DRSUs then becoming vested will be cancelled, and the Company will deliver to the Grantee in a lump sum the number of Shares corresponding with such vested and cancelled DRSUs. If, between the Grant Date and the Vesting Date, the Company declares and pays a dividend on Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional DRSUs (carried to three decimals) shall be credited to the Grantee as of the payment date for such dividend or forward Share split equal to (i) the number of DRSUs credited to the Grantee as of the record date for such dividend or split, multiplied by (ii) the number of Shares actually paid as a dividend or issued in such split in respect of each existing Share.  Additional DRSUs resulting from a dividend or Share split shall be paid in Shares at the same time as the underlying DRSUs are paid, except that the value of any fractional Share shall be paid in cash.
4. Right of Company to Terminate Employment. Nothing contained in the Plan or this Agreement shall confer on any Grantee any right to continue in the employ of the Company or any of its affiliates, and the Company and any such affiliate shall have the right to terminate the employment of the Grantee at any such time, with or without notice, for any lawful reason or no reason, notwithstanding the fact that some or all of the DRSUs covered by this Agreement may be forfeited as a result of such termination of employment. The granting of the DRSUs under this Agreement shall not confer on the Grantee any right to any future Awards under the Plan.
5. Transferability. Unless otherwise determined by the Committee, a DRSU may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate.
6. Withholding.  The Grantee shall be required to pay to the Company and, unless the Grantee elects to pay the Company separately in cash, the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the DRSUs or under the Plan or from any compensation or other amount owing to a Grantee the amount (in cash, Shares, other securities, other stock awards or other property) of any applicable withholding taxes in respect of the DRSUs, their vesting, or any payment, conversion or transfer under the DRSUs or under the Plan and to take such action as may be necessary to satisfy all obligations for the payment of such taxes.
7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.
8. Modifications and Amendments. The terms and provisions of this Agreement and the Notice may be modified or amended as provided in the Plan.
9. Waivers and Consents. Except as provided in the Plan, the terms and provisions of this Agreement and the Notice may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement or the Notice, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
10. Incentive Compensation Repayments. The Grantee agrees that this DRSU grant and any gain from payment or conversion of the DRSUs shall be subject to the forfeiture and repayment requirements of the Company’s Policy for Recoupment of Incentive Compensation, as in effect from time to time (“Recoupment Policy”) and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).  The Grantee further agrees that this Agreement may be amended to the extent required by the Recoupment Policy or under the Dodd-Frank Act to provide for such forfeiture and repayment.
11. Entire Agreement. Except as specifically stated herein, this Agreement, together with the Notice and the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.